As filed with the Securities and Exchange Commission on June 19, 1998

                                File No. 811-7302


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                                               --
                              Amendment No. 8 /X/
                                              --
                          GLOBAL HIGH INCOME PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 415-392-6181


                             Michael A. Silver, Esq.
                               INVESCO (NY), Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                     (Name and Address of Agent for Service)

By this amendment to the registration statement on Form N-1A of Global High Income Portfolio, a New York common law trust, the Registrant hereby adopts the Notification of Registration and Registration Statement of such trust under the Investment Company Act of 1940.

                                EXPLANATORY NOTE


         This Amendment to the Registration Statement of Global High Income Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                          GLOBAL HIGH INCOME PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This registration statement of Global High Income Portfolio contains the following documents:

         Facing Sheet

         Contents of Registration Statement

         Part A

         Part B

         Part C

         Signature Pages

         Exhibits

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 53 to the Registration Statement of AIM Investment Funds, Inc. (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on May 29, 1998 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the AIM Global Income Funds ("Feeder's Part A").

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
------------------------------------------

         Global High Income Portfolio (the "Portfolio") is a non-diversified, open-end management investment company which was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, Global High Income Portfolio acquired the assets and assumed the liabilities of Global High Income Portfolio, a New York common law trust.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is managed and administered by A I M Advisors, Inc. ("AIM") and is sub-advised and sub-administered by INVESCO (NY), Inc. (the "Sub-adviser"). AIM and the Sub-adviser and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-adviser are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

         Information on the Portfolio's investment objectives, the kinds of securities in which the Portfolio principally invests, other investment practices of the Portfolio and the risk factors associated with investments in the Portfolio is incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO.
------------------------------------

         A description of how the business of the Portfolio is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

========================= ======================================================
Item 5(a)                 Management
========================= ======================================================
Item 5(b)                 Management--Investment Management and Administration
========================= ======================================================
Item 5(c)                 Management
========================= ======================================================
Item 5(d)                 Management
========================= ======================================================
Item 5(e)                 Other Information--Transfer Agent
========================= ======================================================
Item 5(f)                 Management; Prospectus Summary
========================= ======================================================
Item 5(g)                 Management
========================= ======================================================


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------------------------------------------

         The Portfolio is organized as a Delaware business trust. Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Under Delaware law, AIM Global High Income Fund ("High Income Fund") and other entities that invest in the Portfolio enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in the Portfolio may be held liable for the Portfolio's obligations. However, the Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolio and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolio's obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         As of the date of this Registration Statement, High Income Fund owns a majority interest in the Portfolio. However, the High Income Fund has undertaken that, with respect to matters on which the Portfolio seeks a vote of its interestholders, the High Income Fund will seek a vote of its shareholders and will vote its interest in the Portfolio in accordance with their instructions.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio intends to distribute to its investors the Portfolio's net investment income monthly and its net realized capital gains, if any, annually after the end of the Portfolio's fiscal year on October 31.

         Under the current method of the Portfolio's operation, it is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended ("Code") and regulations promulgated thereunder. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to the Sub-adviser at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.

ITEM 7.  PURCHASE OF SECURITIES.
-------------------------------

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant."

         An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve
Bank). Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

         Information on the time and method of valuation of the Portfolio's assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

ITEM 8.  REDEMPTION OR REPURCHASE.
---------------------------------

         An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC,
(2) when an emergency exists, as defined by the SEC, which would prohibit the Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

ITEM 9.  PENDING LEGAL PROCEEDINGS.
----------------------------------

         Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

         A description of corporate bond and commercial paper ratings is incorporated herein by reference from "Appendix A--Description of Debt Ratings" in the Feeder's Part A.

                                     PART B

         Part  B  of  this  Registration   Statement  should  be  read  only  in
conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Global Income Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE.
--------------------

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.
---------------------------
                                                                            Page

         General Information and History.....................................B-1
         Investment Objectives and Policies..................................B-1
         Management of the Portfolio.........................................B-1
         Control Persons and Principal Holders of Securities.................B-2
         Investment Advisory and Other Services..............................B-2
         Brokerage Allocation and Other Practices............................B-3
         Capital Stock and Other Securities..................................B-4
         Purchase, Redemption and Pricing of Securities......................B-5
         Tax Status..........................................................B-6
         Underwriters........................................................B-6
         Calculation of Performance Data.....................................B-6
         Financial Statements................................................B-6

ITEM 12.  GENERAL INFORMATION AND HISTORY.
-----------------------------------------

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.
--------------------------------------------

         Part A contains basic information about the investment objectives, policies and limitations of the Portfolio. This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolio.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options, Futures and Currency
Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.
-------------------------------------

         Information about the Trustees and officers of the Portfolio, and their roles in management of the Portfolio and other AIM/GT Funds, is incorporated herein by reference from the section entitled "Directors, Trustees and Executive Officers" in the Feeder's Part B.

         The Board of Trustees has a Nominating and Audit Committee, composed of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of the Portfolio and recommending firms to serve as independent auditors of the Portfolio. Each of the Trustees and officers of the Portfolio is also a Director and officer of AIM Investment Funds, Inc., GT Global Floating Rate Fund, Inc. (dba AIM Floating Rate Fund) and AIM Investment Portfolios, Inc., and a Trustee and officer of AIM Growth Series, AIM Eastern Europe Fund, GT Global Variable Investment Trust, AIM Series Trust, GT Global Variable Investment Series, Growth Portfolio, Floating Rate Portfolio, and Global Investment Portfolio which also are registered investment companies managed by AIM and sub-advised and sub-administered by the Sub-adviser. Each Trustee and officer serves in total as a Director or Trustee and officer, respectively, of 12 registered investment companies with 47 series managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser.

         The Portfolio pays each Trustee who is not a director, officer or employee of the Sub-adviser or any affiliated company an annual fee of $500 a year, plus $150 for each meeting of the Board attended, and reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Portfolio. For the fiscal year ended October 31, 1997, the Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley $1,975, $1,975, $1,525, $1,975, respectively. For the year ended October 31, 1997, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of the Sub-adviser or any affiliated company, received total compensation of $117,303, $114,386, $88,350 and $111,687, respectively, from the investment companies managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension or retirement benefits.

         As of May 31, 1998, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding shares of the Portfolio.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

         As of the date of this filing, High Income Fund owned 99.9% of the value of the outstanding interests in the Portfolio. Because High Income Fund controls the Portfolio, High Income Fund may take actions affecting its Portfolio without the approval of any other investor.

         High Income Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in the Portfolio will follow the same or a similar practice.

         The address of High Income Fund is 50 California Street, 27th Floor, San Francisco, CA 94111.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.
------------------------------------------------

         Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Management," "Directors, Trustees and Executive Officers" and "Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 16 of Form N-1A may be found; each section is incorporated herein by reference.

==================== ===========================================================
Item 16(a)           Management; Additional Information
==================== ===========================================================
Item 16(b)           Management
==================== ===========================================================
Item 16(c)           Not Applicable
==================== ===========================================================
Item 16(d)           Management
==================== ===========================================================
Item 16(e)           Not Applicable
==================== ===========================================================
Item 16(f)           Not Applicable
==================== ===========================================================
Item 16(g)           Not Applicable
==================== ===========================================================
Item 16(h)           Additional Information
==================== ===========================================================
Item 16(i)           Not Applicable
==================== ===========================================================

         For the fiscal years ended October 31, 1995, 1996 and 1997, the Portfolio paid investment management and administration fees of $2,411,786, $3,014,924 and $2,971,167, respectively, to the Sub-adviser.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

         A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

         Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment required to be approved by investors may be made to the Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

         The Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or
(2) if there are fewer than 100 record owners of a beneficial interest in the Portfolio, the Trustees pursuant to written notice to the record owners of the Portfolio. The Trustees may cause (i) the Portfolio to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to
Section 10.4 of Article X of the Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

         The Agreement and Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Agreement and Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

         Information on the method followed by the Portfolio in determining its net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 and 8 in Part A.

         The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. The Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which the Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio at the beginning of the period.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 20.  TAX STATUS.
--------------------

         Information on the taxation of the Portfolio is incorporated by reference herein from the section entitled "Taxes" in the Feeder's Part B.

ITEM 21.  UNDERWRITERS.
----------------------

         Not applicable.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.
------------------------------

         Audited financial statements for the Portfolio for the fiscal year ended October 31, 1997 are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

                          GLOBAL HIGH INCOME PORTFOLIO

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT
To the Shareholders and Board of Trustees of Global High Income Portfolio:

We have audited the accompanying statement of assets and liabilities of Global High Income Portfolio, including the portfolio of investments as of October 31, 1997, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended and for the period from October 22, 1992 (commencement of operations) to October 31, 1992. These financial statements and the supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global High Income Portfolio as of October 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended and for the period from October 22, 1992 (commencement of operations) to October 31, 1992, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1997

                                       F1

                          GLOBAL HIGH INCOME PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                         PRINCIPAL         VALUE         % OF NET
FIXED INCOME INVESTMENTS                                    CURRENCY       AMOUNT         (NOTE 1)        ASSETS
----------------------------------------------------------  --------   --------------   ------------   -------------
Government & Government Agency Obligations (52.9%)
  Argentina (5.2%)
    Republic of Argentina:
      Global Bond, 11% due 10/9/06 .......................   USD           11,919,000   $ 11,814,709         3.2
      Par Bond Series L, 5.50% due 3/31/23++ .............   USD            6,610,000      4,498,931         1.2
      Global Bond, 11.375% due 1/30/17 ...................   USD            3,048,000      2,910,840         0.8
  Brazil (2.0%)
    Republic of Brazil, Par Z-L Bond, 5.25% due
     4/15/24++ ...........................................   USD           11,384,000      7,527,670         2.1
  Bulgaria (5.1%)
    Republic of Bulgaria:
      Front Loaded Interest Reduction Bond Series A, 2.25%
       due 7/28/12++ .....................................   USD           18,357,000     10,004,565         2.7
      Interest Arrears Bond, 6.6875% due 7/28/11 -
       Euro+ .............................................   USD           13,522,000      8,882,264         2.4
  Costa Rica (1.7%)
    Interest Bond Series A, 6.5391% due 5/21/05
     (effective maturity date 8/21/02)+ ..................   USD            4,270,656      4,270,656         1.2
    Principal Bond Series A, 6.25% due 5/21/10 ...........   USD            1,900,000      1,653,000         0.5
  Ecuador (2.1%)
    Republic of Ecuador Discount Bond, 6.6875% due 2/28/25
     - EURO+ .............................................   USD           11,069,000      7,775,973         2.1
  Mexico (11.6%)
    United Mexican States:
      Discount Bond Series D, 6.8125% due 12/31/19+ ......   USD           24,328,000     22,032,045         6.0
      Global Bond, 11.5 due 5/15/26 ......................   USD            7,290,000      7,873,200         2.2
      Global Bond, 9.875% due 1/15/07 ....................   USD            6,430,000      6,502,338         1.8
      Global Bond, 11.375% due 9/15/16 ...................   USD            5,793,000      6,162,304         1.7
  Nigeria (3.3%)
    Central Bank of Nigeria, Par Bond, 6.25% due
     11/15/20+/+ .........................................   USD           18,750,000     12,281,250         3.3
  Panama (3.4%)
    Republic of Panama, Interest Reduction Bond, 3.75% due
     7/17/14++ ...........................................   USD           17,850,000     12,550,781         3.4
  Peru (1.6%)
    Republic of Peru, Past Due Interest Bond, 4% due
     3/7/17 - 144A{.} ....................................   USD           10,086,000      5,749,020         1.6
  South Africa (5.0%)
    Republic of South Africa, 13% due 8/31/10{./} ........   ZAR           97,113,000     18,329,766         5.0
  United States (7.5%)
    United States Treasury:
      6.375% due 8/15/27 .................................   USD           15,337,000     15,782,732         4.3
      5.875% due 9/30/02{./} .............................   USD           11,747,000     11,811,242         3.2
  Uruguay (2.1%)
    Banco Central del Uruguay:
      Debt Conversion Bond Series B, 6.8125% due
       2/18/07+ ..........................................   USD            4,000,000      4,000,000         1.1
      Par Bond Series A, 6.75% due 2/19/21+/+ ............   USD            2,290,000      2,129,700         0.6
      Par Bond Series B, 6.75% due 2/19/21+/+ ............   USD            1,500,000      1,395,000         0.4

    The accompanying notes are an integral part of the financial statements.

                                       F2

                          GLOBAL HIGH INCOME PORTFOLIO

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                         PRINCIPAL         VALUE         % OF NET
FIXED INCOME INVESTMENTS                                    CURRENCY       AMOUNT         (NOTE 1)        ASSETS
----------------------------------------------------------  --------   --------------   ------------   -------------
Government & Government Agency Obligations (Continued)
  Venezuela (2.3%)
    Republic of Venezuela, Par Bond Series A, 6.75% due
     3/31/20+/+ ..........................................   USD           10,025,000   $  8,389,672         2.3
                                                                                        ------------
Total Government & Government Agency Obligations (cost
 $202,758,127) ...........................................                               194,327,658
                                                                                        ------------
Corporate Bonds (25.6%)
  Argentina (1.7%)
    Supermercados Norte, 10.875% due 2/9/04 - 144A{.} ....   USD            2,655,000      2,469,150         0.7
    Impsa Corp., 9.5% due 5/31/02 - 144A{.} ..............   USD            2,409,000      2,276,505         0.6
    Acindar Industrial Argentina, 11.25% due 2/15/04 .....   USD            1,497,000      1,482,030         0.4
  Brazil (0.6%)
    RBS Participacoes S.A., 11% due 4/1/07 - 144A{.} .....   USD            2,273,000      2,216,175         0.6
  Canada (0.8%)
    Pacalta Resources Ltd., 10.75% due 6/15/04 -
     144A{.} .............................................   USD            2,978,000      2,970,555         0.8
  China (2.9%)
    Panda Global Energy Co., 12.5% due 4/15/04{.} ........   USD            7,559,000      7,105,460         1.9
    Greater Beijing First, 9.5% due 6/15/07 - 144A{.} ....   USD            3,210,000      2,929,125         0.8
    Huaneng Power International PLC Convertible, 1.75% due
     5/21/04 .............................................   USD              790,000        743,390         0.2
  Dominican Republic (0.7%)
    Tricom S.A., 11.375% due 9/1/04 - 144A{.} ............   USD            2,628,000      2,601,720         0.7
  Hong Kong (1.1%)
    GS Superhighway Holdings, 9.875% due 8/15/04 -
     144A{.} .............................................   USD            2,434,000      2,281,875         0.6
    Road King Infrastructure, 9.5% due 7/15/07 -
     144A{.} .............................................   USD            2,100,000      1,958,250         0.5
  India (1.0%)
    Tata Electric Co., 8.5% due 8/19/17 - 144A{.} ........   USD            4,395,000      3,836,835         1.0
  Indonesia (3.8%)
    Polysindo International Finance, 8.9063%, due
     4/22/99 .............................................   IDR       27,500,000,000      5,114,793         1.4
    DGS International Finance Co., 10% due 6/1/07 -
     144A{.} .............................................   USD            4,961,000      4,564,120         1.2
    Tjiwi Kimia Financial Mauritius, 10% due 8/1/04 -
     144A{.} .............................................   USD            2,964,000      2,645,370         0.7
    Pratama Datakom Asia BV, 12.75% due 7/15/05 -
     144A{.} .............................................   USD            2,141,000      1,884,080         0.5
  Jamaica (1.1%)
    Mechala Group Jamaica:
      12.75% due 12/30/99 - Series B .....................   USD            2,846,000      2,760,620         0.8
      12.75% due 12/30/99 - Reg S{c} .....................   USD            1,288,000      1,249,360         0.3
  Mexico (6.3%)
    Petroleos Mexicanos:
      9.5% due 9/15/27 - 144A{.} .........................   USD            8,768,000      8,044,640         2.2
      8.85% due 9/15/07 - 144A{.} ........................   USD            4,388,000      4,217,965         1.1
    Fideicomiso Petacalco Trust, 10.16% due 12/23/09 - Reg
     S{c} ................................................   USD            2,720,000      2,720,000         0.7
    TV Azteca, S.A. de C.V., 10.5% due 2/15/07 -
     144A{.} .............................................   USD            2,350,000      2,393,851         0.7
    Dine, S.A. de C.V., 8.75% due 10/15/07 - 144A{.} .....   USD            2,440,000      2,305,800         0.6
    Copamex Industrias S.A., 11.375% due 4/30/04 -
     144A{.} .............................................   USD            1,903,000      2,079,028         0.6
    Hylsa, S.A. de C.V., 9.25% due 9/15/07{.} ............   USD            1,560,000      1,497,600         0.4

    The accompanying notes are an integral part of the financial statements.

                                       F3

                          GLOBAL HIGH INCOME PORTFOLIO

                                October 31, 1997

--------------------------------------------------------------------------------

                                                                         PRINCIPAL         VALUE         % OF NET
FIXED INCOME INVESTMENTS                                    CURRENCY       AMOUNT         (NOTE 1)        ASSETS
----------------------------------------------------------  --------   --------------   ------------   -------------
Corporate Bonds (Continued)
  Russia (1.3%)
    Lukinter Finance BV Convertible, 3.5% due 5/6/02 -
     144A{.} .............................................   USD            2,283,000   $  3,070,635         0.8
    Mosenergo Finance BV, 8.375% due 10/9/02 - 144A{.} ...   USD            2,184,000      1,921,920         0.5
  South Africa (4.3%)
    Eskom, 11% due 6/1/08 ................................   ZAR           94,900,000     15,718,912         4.3
                                                                                        ------------
Total Corporate Bonds (cost $103,242,812) ................                                95,059,764
                                                                                        ------------
Sovereign Debt (12.7%)
  Russia (12.7%)
    Bank for Foreign Economic Affairs (Vnesheconombank)
     Loan Agreement:
      Assignment ** -/- ..................................   USD           46,757,000     41,583,888        11.3
      Participation ** -/- ...............................   DEM            9,819,000      5,224,084         1.4
                                                                                        ------------
Total Sovereign Debt (cost $25,217,395) ..................                                46,807,972
                                                                                        ------------       -----

TOTAL FIXED INCOME INVESTMENTS (cost $331,218,334) .......                               336,195,394        91.2
                                                                                        ------------       -----

                                                                         UNDERLYING        VALUE         % OF NET
OPTIONS                                                     CURRENCY       AMOUNT         (NOTE 1)        ASSETS
----------------------------------------------------------  --------   --------------   ------------   -------------
  Federal Republic of Brazil Debt Conversion Bond, Call
   Option, strike 82.25, expires 1/12/98 (cost
   $1,032,750) ...........................................   USD           57,375,000        418,608         0.1
                                                                                        ------------       -----
    GOVERNMENT & GOVERNMENT AGENCY OBLIGATIONS

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
----------------------------------------------------------                              ------------   -------------
  Dated October 31, 1997, with State Street Bank & Trust
   Co., due November 3, 1997, for an effective yield of
   5.57% collateralized by $8,950,000 U.S. Treasury Bonds,
   8.875% due 8/15/17 (market value of collateral is
   $11,741,829, including accrued interest).
   (cost $11,510,781)  ...................................                                11,510,781         3.1
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $343,761,865)  * .................                               348,124,783        94.4
Other Assets and Liabilities .............................                                20,515,067         5.6
                                                                                        ------------       -----

NET ASSETS ...............................................                              $368,639,850       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
         **  Underlying loan agreement currently in default.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
        {c} Security issued under Regulation S. Rule 144A and additional restrictions may apply in the resale of such securities.
         ++ The coupon rate shown on step-up coupon bond represents the rate at period end.
          + The coupon rate shown on floating rate note represents the rate at period end.
        +/+ Issued with detachable warrants or value recovery rights. The current market value of each warrant or right is zero.
       {./} All or part of the Fund's holdings in this security is segregated as collateral for when-issued securities or forward currency contracts. See Note 1 to the Financial Statements.
          * For Federal income tax purposes, cost is $343,911,253 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $  26,533,602
                 Unrealized depreciation:           (22,320,072)
                                                  -------------
                 Net unrealized appreciation:     $   4,213,530
                                                  -------------
                                                  -------------

    The accompanying notes are an integral part of the financial statements.

                                       F4

                          GLOBAL HIGH INCOME PORTFOLIO

                                October 31, 1997

--------------------------------------------------------------------------------

                 OUTSTANDING FORWARD FOREIGN CURRENCY CONTRACTS
                                OCTOBER 31, 1997

                                          MARKET VALUE                            UNREALIZED
                                             (U.S.        CONTRACT    DELIVERY   APPRECIATION
CONTRACTS TO SELL:                          DOLLARS)        PRICE       DATE    (DEPRECIATION)
----------------------------------------  ------------   -----------  --------  --------------
Deutsche Marks..........................    3,966,367        1.84950   11/6/97    $(268,070)
Indonesian Rupiah.......................   10,445,682    3,610.00000   11/5/97      (57,871)
South African Rand......................   24,288,532        5.04500   1/30/98     (535,715)
South African Rand......................      608,060        5.06350   1/30/98      (15,584)
                                          ------------                          --------------
  Total Contracts to Sell (Receivable
   amount $38,431,401)..................   39,308,641                              (877,240)
                                          ------------                          --------------
THE VALUE OF CONTRACTS TO SELL AS
 PERCENTAGE OF NET ASSETS IS 10.66%.
  Total Open Forward Foreign Currency
   Contracts............................                                          $(877,240)
                                                                                --------------
                                                                                --------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                                       F5

                          GLOBAL HIGH INCOME PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                                October 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $343,761,865)
   (Note 1)...................................................  $348,124,783
  U.S. currency...................................  $  598,195
  Foreign currencies (cost $2,793,297)............   2,785,516     3,383,711
                                                    ----------
  Receivable for securities sold..............................    21,411,490
  Interest receivable.........................................     6,748,730
  Miscellaneous receivable....................................        16,554
  Receivable for Fund shares sold.............................           100
                                                                ------------
    Total assets..............................................   379,685,368
                                                                ------------
Liabilities:
  Payable for securities purchased............................     9,848,640
  Payable for open forward foreign currency contracts, net
   (Note 1)...................................................       877,240
  Payable for investment management and administration fees
   (Note 2)...................................................       246,670
  Payable for printing and postage expenses...................        22,733
  Payable for custodian fees (Note 1).........................        19,132
  Payable for professional fees...............................        17,411
  Payable for Trustees' fees and expenses (Note 2)............         2,323
  Other accrued expenses......................................        11,369
                                                                ------------
    Total liabilities.........................................    11,045,518
                                                                ------------
Net assets....................................................  $368,639,850
                                                                ------------
                                                                ------------
Net assets consist of:
  Paid in capital (Note 4)....................................  $127,463,623
  Accumulated net investment income...........................   158,169,241
  Accumulated net realized gain on investments and foreign
   currency transactions......................................    79,563,544
  Net unrealized depreciation on translation of assets and
   liabilities in foreign currencies..........................      (919,476)
  Net unrealized appreciation of investments..................     4,362,918
                                                                ------------
Total -- representing net assets applicable to shares of
 beneficial interest outstanding..............................  $368,639,850
                                                                ------------
                                                                ------------

    The accompanying notes are an integral part of the financial statements.

                                       F6

                          GLOBAL HIGH INCOME PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1997

--------------------------------------------------------------------------------

Investment income:
  Interest income...........................................................................  $40,562,334
                                                                                              -----------
    Total investment income.................................................................   40,562,334
                                                                                              -----------
Expenses:
  Investment management and administration fees (Note 2)....................................    2,971,167
  Custodian fees (Note 1)...................................................................      182,500
  Audit fees................................................................................       12,222
  Trustees' fees and expenses (Note 2)......................................................        6,570
  Legal fees................................................................................        5,110
  Amortization of organization costs (Note 1)...............................................        4,876
  Other expenses (Note 1)...................................................................      178,028
                                                                                              -----------
    Total expenses before reductions........................................................    3,360,473
                                                                                              -----------
      Expense reductions (Notes 1 & 5)......................................................     (234,784)
                                                                                              -----------
    Total net expenses......................................................................    3,125,689
                                                                                              -----------
Net investment income.......................................................................   37,436,645
                                                                                              -----------
Net realized and unrealized gain (loss) on investments and foreign currencies:
  (Note 1)
  Net realized gain on investments.............................................  $65,778,886
  Net realized gain on foreign currency transactions...........................    3,923,861
                                                                                 -----------
    Net realized gain during the year.......................................................   69,702,747
  Net change in unrealized depreciation on translation of assets and
   liabilities in foreign currencies...........................................   (1,099,793)
  Net change in unrealized appreciation of investments.........................  (36,470,606)
                                                                                 -----------
    Net unrealized depreciation during the year.............................................  (37,570,399)
                                                                                              -----------
Net realized and unrealized gain on investments and foreign currencies......................   32,132,348
                                                                                              -----------
Net increase in net assets resulting from operations........................................  $69,568,993
                                                                                              -----------
                                                                                              -----------

    The accompanying notes are an integral part of the financial statements.

                                       F7

                          GLOBAL HIGH INCOME PORTFOLIO

                      STATEMENTS OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                                YEAR ENDED    YEAR ENDED
                                                                               OCTOBER 31,   OCTOBER 31,
                                                                                   1997          1996
                                                                               ------------  ------------
Increase (Decrease) in net assets
Operations:
  Net investment income......................................................  $ 37,436,645  $ 42,149,830
  Net realized gain on investments and foreign currency transactions.........    69,702,747    62,517,472
  Net change in unrealized appreciation (depreciation) on translation of
   assets and liabilities in foreign currencies..............................    (1,099,793)      174,082
  Net change in unrealized appreciation (depreciation) of investments........   (36,470,606)   31,730,913
                                                                               ------------  ------------
    Net increase in net assets resulting from operations.....................    69,568,993   136,572,297
                                                                               ------------  ------------
Beneficial interest transactions:
  Contributions..............................................................   276,030,036   302,410,133
  Withdrawals................................................................  (424,030,459) (350,591,916)
                                                                               ------------  ------------
    Net decrease from beneficial interest transactions.......................  (148,000,423)  (48,181,783)
                                                                               ------------  ------------
Total increase (decrease) in net assets......................................   (78,431,430)   88,390,514
Net assets:
  Beginning of year..........................................................   447,071,280   358,680,766
                                                                               ------------  ------------
  End of year................................................................  $368,639,850  $447,071,280
                                                                               ------------  ------------
                                                                               ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                                       F8

                          GLOBAL HIGH INCOME PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                 YEAR ENDED OCTOBER 31,
                                          --------------------------------------------------------------------
                                              1997          1996          1995          1994          1993
                                          ------------  ------------  ------------  ------------  ------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....  $    368,640  $    447,071  $    358,681  $    400,911  $    256,740
Ratio of net investment income to
 average net assets.....................          8.23%        10.31%         12.8%         7.93%          8.0%
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 &
   4)...................................           .69%         0.83%         0.78%         0.72%          0.9%
  Without expense reductions............           .74%         0.83%         0.78%         0.72%          0.9%
Ratio of interest expense to average net
 assets.................................           N/A           N/A           N/A          0.22%          N/A
Portfolio turnover rate.................           214%          290%          213%          178%          195%

                                             OCTOBER 22, 1992
                                             (COMMENCEMENT OF
                                              OPERATIONS) TO
                                             OCTOBER 31, 1992
                                          ----------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....        $      200
Ratio of net investment income to
 average net assets.....................               N/A(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 &
   4)...................................               N/A(a)
  Without expense reductions............               N/A(a)
Ratio of interest expense to average net
 assets.................................               N/A
Portfolio turnover rate.................              none

--------------
 (a) Ratios are not meaningful due to short period of operation.
 N/A Not Applicable

    The accompanying notes are an integral part of the financial statements.

                                       F9

                          GLOBAL HIGH INCOME PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS
                                October 31, 1997

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Global High Income Portfolio ("Portfolio") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a non-diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles, and therefore the financial statements may include certain estimates made by management.

(A) PORTFOLIO VALUATION
The Portfolio calculates the net asset value of and completes orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolio's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolio's Board of Trustees.

(B) FOREIGN CURRENCY TRANSLATIONS
The accounting records of the Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

                                      F10

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D) FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amounts shown in the Portfolio's "Statement of Assets and Liabilities." The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E) OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option








                                      F11

                          GLOBAL HIGH INCOME PORTFOLIO

listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities, or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the bond market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F) FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the bond market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out-basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

                                      F12

(H) PORTFOLIO SECURITIES LOANED
For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan, and is maintained at this level during the period of the loan. At October 31, 1997, stocks with an aggregate value of $25,907,465 were on loan to brokers. The loans were secured by cash collateral of $32,857,776, and securities lending fees received by the Portfolio were $234,784.

(I) TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Portfolio in connection with its organization, its registration with the Securities and Exchange Commission and with various states and the initial public offering of its shares aggregated $25,000. These expenses are being amortized on a straightline basis over a five-year period.

(K) FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent with investments of domestic origin. The Portfolio's investment in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and








                                      F13

                          GLOBAL HIGH INCOME PORTFOLIO

emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

(L) INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(M) RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(N) LINE OF CREDIT
The Portfolio has a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow the Portfolio to borrow an aggregate maximum amount of $200,000,000. It is limited to borrowing up to 33 1/3% of the value of the Portfolio's total assets.

For the year ended October 31, 1997, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $11,820,513 with a weighted average interest rate of 6.47%. Interest expense for the year ended October 31, 1997, was $165,711.

2. RELATED PARTIES
Chancellor LGT Asset Management, Inc. is the Portfolio's investment manager and administrator. On October 31, 1996, Chancellor Capital Management, Inc. merged with LGT Asset Management, Inc. and the surviving entity was renamed Chancellor LGT Asset Management, Inc. The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $1 billion; 0.425% on the next $1 billion; and 0.40% on amounts thereafter, plus 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles, adjusted daily for currency revaluations, on a mark to market basis, of the Portfolio's assets; provided, however, that during any fiscal year this amount shall not exceed 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, G.T. Global Financial Services, Inc., or G.T. Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1997, all of the shares of beneficial interest of the Portfolio were owned either by GT Global High Income Fund or the Manager.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1997, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $829,268,070 and $933,111,597, respectively. Purchases and sales of U.S. government obligations by the Portfolio aggregated $27,699,458 and $11,689,150, respectively.







                                      F14

                       GLOBAL HIGH INCOME PORTFOLIO

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

         (a) Financial Statements: Audited financial statements for the Portfolio for the fiscal year ended October 31, 1997 and the report of Coopers & Lybrand L.L.P., independent auditors, with respect to such audited financial statements are included in Part B to this Registration Statement.

         (b)      Exhibits

                  1. Agreement and Declaration of Trust of the Registrant-Filed herewith.

                  2.       By-Laws of the Registrant - Filed herewith.

                  5. (a) Form of Investment Management and Administration Contract between the Registrant and A I M Advisors, Inc. - Filed herewith.

                     (b) Form of Investment Sub-Advisory and Sub-Administration Contract between A I M Advisors, Inc. and INVESCO (NY), Inc. - Filed herewith.

                  8. (a) Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company. (1)

                     (b) Letter Agreement between Registrant and State Street Bank and Trust Company - Filed herewith.

                  11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

                  13.      Investment representation letters of initial
                           investors.  (1)

                  27.      Financial Data Schedule.  (2)

(1) Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, filed on February 27, 1997.
(2) Incorporated by reference the identically enumerated Exhibit of Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, as filed on February 26, 1998.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

         Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.
-----------------------------------------

               (1)                                            (2)
         Title of Class                              Number of Record Holders
                                                     (as of June 1, 1998)

         Beneficial Interests                                  2

ITEM 27.  INDEMNIFICATION.
-------------------------

         The Registrant's Agreement and Declaration of Trust dated May 7, 1998, provides, among other things, (1) that a Trustee shall not be liable for any act, omission, or obligation of the Registrant or any Trustee (except for liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Trustees duties); (2) that the Trustees and Officers shall be indemnified by the Registrant to the fullest extent permitted by the Delaware Business Trust Act and other applicable law; and (3) that the shareholders and former shareholders of the Registrant shall be held harmless by the Registrant from personal liability arising from their status as such, and shall be indemnified by the Registrant against all loss and expense arising from such personal liability in accordance with the Registrant's By-Laws and applicable law.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER AND SUB-ADVISER.
------------------------------------------------------------------------------

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of A I M Advisors, Inc. and INVESCO (NY), Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Directors, Trustees and Executive Officers" and "Management" in the Feeder's Part B.

         Information as to the directors and officers of A I M Advisors, Inc. and INVESCO (NY), Inc., Registrant's investment manager and sub-adviser, is included in Schedule A and Schedule D of Part 1 of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the Commission, which are incorporated herein by reference thereto.

ITEM 29.  PRINCIPAL UNDERWRITERS.
--------------------------------

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
------------------------------------------

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its sub-adviser, INVESCO (NY), Inc., 50 California Street, 27th Floor, San Francisco, California 94111.

         Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 31.  MANAGEMENT SERVICES.
-----------------------------

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 32.  UNDERTAKINGS.
----------------------

         None.

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Global High Income Portfolio, a New York common law trust, has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and the State of California, on the 18th day of June, 1998.

                                             GLOBAL HIGH INCOME PORTFOLIO



                                             By:  /s/ Michael A. Silver
                                                 -----------------------
                                                      Michael A. Silver
                                                      Assistant Secretary

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Global High Income Portfolio, a Delaware business trust, has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and the State of California, on the 18th day of June, 1998.

                                           GLOBAL HIGH INCOME PORTFOLIO



                                           By:  /s/ Michael A. Silver
                                                -------------------------
                                                    Michael A. Silver
                                                    Assistant Secretary

                                INDEX OF EXHIBITS


        EXHIBIT NO.      DESCRIPTION OF EXHIBIT
        ----------       ----------------------

         1.              Agreement and  Declaration of Trust of the Registrant -
                         Filed herewith.

         2.              By-Laws of the Registrant - Filed herewith.

         5. (a) Form of Investment Management and Administration Contract between the Registrant and A I M Advisors, Inc. - Filed herewith.

            (b) Form of Investment Sub-Advisory and Sub-Administration Contract between A I M Advisors, Inc. and INVESCO
                         (NY), Inc. - Filed herewith.

         8. (a) Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company (1)

            (b) Letter Agreement between Registrant and State Street Bank and Trust Company - Filed herewith.

        11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

        13.              Investment representation letters of initial
                         investors.  (1)

        27.              Financial Data Schedule.  (2)